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                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant /x/
Filed by a Party other than the Registrant / /

Check the appropriate box:
/ /     Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/x/     Definitive Proxy Statement
/ /     Definitive Additional Materials
/ /     Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                          BLC FINANCIAL SERVICES, INC.
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                (Name of Registrant as Specified in its Charter)
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/x/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:
                                      N/A
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(2) Aggregate number of securities to which transaction applies:
                                      N/A
--------------------------------------------------------------------------------

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act
    Rule 0-11:
--------------------------------------------------------------------------------

              (4) Proposed maximum aggregate value of transaction:
                                      N/A
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                              (5) Total fee paid:
                                      N/A
--------------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.


/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid: N/A
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(2) Form, Schedule or Registration Statement No.: N/A
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(3) Filing Party: N/A
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(4) Date Filed: N/A
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
                          BLC FINANCIAL SERVICES, INC.
                               645 MADISON AVENUE
                                   18TH FLOOR
                            NEW YORK, NEW YORK 10022

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 8, 1998

                            ------------------------

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of BLC Financial Services, Inc. (the 'Company') will be held at the offices of Weil, Gotshal & Manges LLP, 767 Fifth Avenue, New York, New York 10153 on May 8, 1998 at 11:00 a.m., for the following purposes, all as more fully described in the attached Proxy Statement.

          1. To elect three directors of the Company.

          2. To approve adoption of amendments to the Amended 1995 Management Incentive Plan (the 'Plan') (i) to increase the number of shares of common stock, par value $.01 per share, of the Company ('Common Stock') that may be subject to Options (as defined in the Plan) granted under the Plan and (ii) to remove the current restrictions in the Plan limiting the number of shares of Common Stock subject to Options that may be granted to any individual employee under the Plan during any three calendar year period.

          3. To approve adoption of the 1998 BLC Financial Services, Inc. Employee Stock Purchase Plan.

          4. To ratify the appointment of Richard A. Eisner & Company, LLP as auditors of the Company for the fiscal year ending on June 30, 1998.

          5. To consider and act upon any matters incidental to the foregoing purposes and to transact such other business as may properly come before the meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on April 7, 1998 as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting and at any adjournment thereof.

     Enclosed is your copy of the Annual Report of the Company for the fiscal year ended June 30, 1997.

     IT IS IMPORTANT THAT YOUR STOCK BE REPRESENTED AT THE ANNUAL MEETING IN ORDER TO ASSURE THE PRESENCE OF A QUORUM AND TO AVOID ADDED PROXY SOLICITATION COSTS. THEREFORE, YOUR PERSONAL ATTENDANCE OR PROXY IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND, PLEASE COMPLETE, SIGN AND DATE THE ACCOMPANYING PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED SELF-ADDRESSED ENVELOPE. ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING. IF YOU ATTEND THE MEETING AND DECIDE TO

VOTE IN PERSON, YOU MAY REVOKE YOUR PROXY.

                                          By Order of the Board of Directors
                                          DAVID REDLENER
                                          Secretary

New York, New York
April 8, 1998

                          BLC FINANCIAL SERVICES, INC.

                            ------------------------

                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 8, 1998

                            ------------------------

                                    GENERAL

     This Proxy Statement is first being mailed to stockholders on or about April 8, 1998, and is solicited by and on behalf of the Board of Directors (the 'Board' or the 'Board of Directors') of BLC Financial Services, Inc., a Delaware corporation (the 'Company'), for use at the Annual Meeting of Stockholders of the Company to be held on May 8, 1998 (the 'Annual Meeting'), at the offices of Weil, Gotshal & Manges LLP, 767 Fifth Avenue, 25th Floor, New York, New York 10153, at 11:00 a.m., and at any adjournment thereof. The Company's principal executive offices are located at 645 Madison Avenue, New York, New York 10022.

     If the proxy card accompanying this Proxy Statement is properly executed and returned, the shares of common stock, par value $.01 per share of the Company (the 'Common Stock'), represented thereby will be voted as instructed on the proxy card, but if no instructions are given, such shares of Common Stock will be voted in favor of (i) each of the nominees for directors of the Company,
(ii) the adoption of an amendment to the Amended 1995 Management Incentive Plan (the 'Plan') (a) to increase from 1,000,000 to 2,500,000 the number of shares of Common Stock that may be subject to Options (as defined in the Plan) granted under the Plan and (b) to remove the current restrictions in the Plan limiting the number of shares of Common Stock subject to Options that may be granted to any individual employee under the Plan during any three calendar year period,
(iii) the adoption of the 1998 BLC Financial Services, Inc. Employee Stock Purchase Plan and (iv) the ratification of the appointment of Richard A. Eisner & Company LLP as auditors of the Company for the current fiscal year ending on June 30, 1998.

                            SOLICITATION OF PROXIES

     If the enclosed form of proxy is executed and returned, it will be voted as directed, but may be revoked at any time insofar as it has not been exercised, either by a written notice of the revocation received by the persons named therein, or by voting the shares covered thereby in person or by another proxy dated subsequent to the date thereof. The form of proxy vests in the persons named therein as proxies discretionary authority to vote on any matter that may properly come before the meeting not presently known to the Board of Directors.

     The cost of preparing and mailing the Notice of Annual Meeting and this Proxy Statement and soliciting proxies will be borne by the Company. In addition to the use of the mails, officers, directors or employees of the Company, who will receive no additional compensation therefor, may solicit proxies by telephone or personal interview. The Company will request brokers, nominees, fiduciaries and custodians to forward proxy material to their principals and beneficial owners, and will reimburse such persons for reasonable expenses incurred by them in forwarding the proxy materials.

                                 VOTING RIGHTS

     The Board of Directors has fixed the close of business on April 7, 1998 as the record date (the 'Record Date') for the determination of stockholders entitled to receive notice of and to vote at the Annual Meeting and at any adjournment thereof. Only stockholders of record on that date are entitled to vote at the Annual Meeting. As of the Record Date, 19,220,952 shares of Common Stock were outstanding and entitled to be voted at the Annual Meeting. Each share of Common Stock is entitled to one vote. A majority of the outstanding shares of Common Stock is needed for a quorum. Proxies submitted which contain abstentions or broker non-votes will be deemed present at the Annual Meeting for the purpose of determining the presence of a quorum. A plurality of the votes of the holders of shares of Common Stock, represented in person or by proxy, is necessary to elect nominees for directors and the affirmative vote of the holders of a majority of shares of Common Stock, represented in person or by proxy, is necessary to effectuate Proposals 2, 3 and 4, and any other matter that may properly come before the meeting, except as otherwise required by applicable law. Abstentions and broker non-votes with respect to any matter are not considered as votes cast with respect to that matter.

     The Board of Directors believes that each of the principal stockholders of the Company identified in the table set forth in 'Security Ownership of Certain Beneficial Owners and Management' (who hold approximately 33.38% of the outstanding Common Stock of the Company) will vote in favor of Proposals 1 through 4.

                       PROPOSAL 1--ELECTION OF DIRECTORS

     Three persons are to be elected to the Board of Directors at the Annual Meeting and the remaining four directors will continue in office for the terms specified below. The persons named in the enclosed proxy intend to vote for the election of the three nominees listed below, unless instructions to the contrary are given therein. Two of the nominees, Robert W. D'Loren and Robert W. Wien, are currently directors of the Company. Proxies may not be voted for a greater number of persons than the number of nominees named below.

     The three nominees have indicated that they are able and willing to serve as directors. However, if some unexpected occurrence should require the substitution of some other person or persons for any one or more of the nominees, the person or persons voting the Proxies will vote for such nominees as the Board of Directors may select.


     Nominees for directors who receive a plurality of the votes cast by the holders of the outstanding Common Stock entitled to vote at the Annual Meeting will be elected. Abstentions, broker non-votes, and withheld votes are not counted in determining the number of votes cast for any nominee for director.

     In accordance with the By-laws of the Company, any vacancies on the Board of Directors will be filled by a majority vote of the remaining directors then in office, and such directors so elected shall hold office for a term which shall expire with the term of the other directors of such class, and until such directors' respective successors shall have been elected and qualified.

     The following table lists the name, age, principal occupation and certain business experience of each of the three nominees and the four continuing directors of the Company whose terms of office will continue after the Annual Meeting, the year in which each director's term of office will expire (assuming, in the case of each of the three nominees, such nominees are elected at the Annual Meeting) and the year in which each director was first elected as a director of the Company.

                                                                                                                YEAR
                                                                                    AGE AT      HAS SERVED      TERM
                                                                                   MARCH 31,    AS DIRECTOR     WILL
NAME                                   PRINCIPAL OCCUPATION                          1998          SINCE       EXPIRE
-------------------------------------  -----------------------------------------   ---------    -----------    ------
Jerome B. Alenick....................  Sole Proprietor                                 69             --        2001
(nominee)                              Jerome B. Alenick Investments &
                                       Financial Services
                                       Florham Park, N.J.
Peter D. Blanck......................  Professor of Law                                40           1993        2000
                                       University of Iowa College of Law
Robert W. D'Loren....................  President                                       40           1997        2001
(nominee)                              CAK Universal Credit Corp.
                                       New York, N.Y.
Irwin E. Redlener, M.D...............  Director, Division of                           53           1997        1999
                                       Community Pediatrics
                                       Montefiore Medical Center
Kenneth S. Schwartz, M.D.............  Senior Vice President Medical Affairs           53           1997        1999
                                       Complete Management, Inc.
                                       New York, N.Y.
Robert F. Tannenhauser...............  President of BLC Financial                      53           1986        2000
                                       Services, Inc.
Robert W. Wien.......................  Managing Director and Director                  46           1997        2001
(nominee)                              of Mergers & Acquisitions
                                       Josephthal & Co. Inc.
                                       New York, New York

     Jerome B. Alenick has been sole proprietor of Jerome B. Alenick Investments & Financial Services since 1991. From 1990 to 1991 Mr. Alenick was Executive Vice President of The Kushner Companies and from 1980 to 1990 Mr. Alenick was Senior Vice President of Silverstein Properties. Mr. Alenick is member of the

Bar of the

State of New Jersey and is a licensed Real Estate Broker in the State of New Jersey. He has been an Adjunct Professor of Real Estate at New York University since 1993 and has been a member of the faculty at New York University since 1983.

     Peter D. Blanck has been a Professor of Law since May 1993, and an Associate Professor of Law from July 1991 to April 1993, at the University of Iowa College of Law. Since February 1992, Mr. Blanck has been a director and the President of Futuronics Corporation. Mr. Blanck is the brother-in-law of Robert
F. Tannenhauser.

     Robert W. D'Loren has been President of CAK Universal Credit Corporation since February 1, 1998. Prior to that he had been self-employed for eleven years and conducted business in a partnership known as D'Loren, Levien & Company, LLC. This company provides investment banking services to the mortgage and asset-backed industry. Prior to forming his own company in 1986, Mr. D'Loren served as a manager in the accounting firm of Deloitte Touche.

     Irwin Redlener is currently Director of the Division of Community Pediatrics and Associate Professor of Pediatrics at the Albert Einstein College of Medicine, Montefiore Medical Center. Dr. Redlener has served as Associate Attending Pediatrician at Montefiore Medical Center in New York since 1990. Dr. Redlener is President and Director of The Children's Health Fund, a not-for-profit foundation developed to support health care for homeless and medically underserved children.

     Robert F. Tannenhauser has been a full time employee of Business Loan Center, Inc. or its predecessor Business Loan Center, a New York general partnership ('Business Loan Center'), since March 1995. From January 1992 until February 1995, Mr. Tannenhauser was of counsel to the law firm of Hall Dickler Kent Friedman & Wood, LLP. Mr. Tannenhauser has been or is a principal or general partner of various corporations or partnerships engaged in the oil and gas or real estate businesses. Additionally, Mr. Tannenhauser serves as a Director of the Children's Health Fund, together with Dr. Redlener.

     Kenneth S. Schwartz is currently Senior Executive Vice President of Complete Management, Inc. in New York, New York. From 1996 to the present, Dr. Schwartz has served as Chief Executive Officer of Advanced Alliance Management Corporation and Director of Radiology at St. Francis Hospital in New York. Since 1995, Dr. Schwartz has been Systems Director of Radiology and Imaging Services at St. Francis Hospital and Medical Center in Hartford, Connecticut and has served as a Director of Hudson Imaging Associates, P.C. From 1981 to 1995, Dr. Schwartz served as a Director of Radiology at Hudson Valley Hospital Center, a Director of Northern Metropolitan Radiology Associates, and a Medical Director at Putnam Hospital Center in Carmel, New York.

     Robert W. Wien has served as Managing Director and Director of Mergers and Acquisitions at Josephthal & Co. Inc. (formally Josephthal, Lyon & Ross, Incorporated) since May 1996. From July 1994 to May 1996, Mr. Wien held the position of Director of Corporate Finance and Real Estate Advisory Services at

Coopers & Lybrand, LLP. Mr. Wien served as Senior Vice President of Investment Banking at Dean Witter Reynolds, Inc. from April 1987 to June 1994.

VOTE REQUIRED FOR APPROVAL

     Nominees for directors who receive a plurality of the votes cast by the holders of the shares of Common Stock in person or by proxy at the Annual Meeting shall be elected.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE 'FOR' EACH NOMINEE.

DIRECTOR COMPENSATION

     The Company pays independent directors $1,000 per meeting attended for serving as members of the Board, and reimburses them for out-of-pocket expenses incurred in connection with the performance of their duties.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

     The Board of Directors had four meeting during the fiscal year ending on June 30, 1997 ('Fiscal Year 1997'). No incumbent director attended less than 75% of the aggregate of the total number of meetings of the Board of Directors in Fiscal Year 1997.

     The Company established an audit committee of the Board of Directors consisting of Irwin Redlener, Peter Blanck and Robert Wien. The audit committee met with the Company's Auditors to review the audited Fiscal Year 1997 financial statements and the auditors recommendations and comments with respect thereto.

     The Company established a compensation committee of the Board of Directors consisting of Kenneth Schwartz, Robert D'Loren and Peter Blanck. The compensation committee met for the purposes of establishing compensation of senior management and the awarding of stock options to employees of the Company and its subsidiaries pursuant to the Amended 1995 Management Incentive Plan.

          PROPOSAL 2--AMENDMENT TO THE 1995 MANAGEMENT INCENTIVE PLAN

     The proposed amendments to the 1995 Management Incentive Plan (the 'Plan') would (i) increase the aggregate number of shares of Common Stock that may be subject to Options (as defined in the Plan) granted under the Plan from 1,000,000 to 2,500,000 shares and (ii) remove the current restrictions in the Plan limiting the number of shares of Common Stock subject to Options that may be granted to any individual employee under the Plan within a three calendar year period (collectively, the 'Plan Amendments').

     The purpose of each of the Plan Amendments is to allow the Company to continue to provide incentives which will attract and retain highly competent persons as officers and key employees of the Company and its subsidiaries, by providing them opportunities to acquire shares of Common Stock.

     The Board of Directors has approved the Plan Amendments to enable the Company to provide for future awards of Options in order to continue to obtain the beneficial effects of the Plan.

     As of March 31, 1998, under the Plan, Options for an aggregate of 1,357,000 shares had been granted, options for an aggregate of 1,357,000 shares remained outstanding, and the Plan requires an additional 357,000 shares to be authorized in order to satisfy the existing grants.

GENERAL TERMS OF THE PLAN

     Under the Plan, as amended pursuant to the Plan Amendments, options to purchase an aggregate of 2,500,000 shares of Common Stock may be granted from time to time to employees, including directors and officers who are employees, of the Company or of any subsidiary of the Company, who have been so employed for at least one year at the end of the fiscal year ended immediately prior to the grant of the option (provided that the Board of Directors may authorize the grant of an option to an employee who has not served for such period).

     The Plan is administered by the Board of Directors. The Board is generally empowered to interpret the Plan, to prescribe rules and regulations relating thereto, to determine the terms of option agreements, to amend them with the consent of the optionee, to determine the employees to whom options are to be granted and to determine the number of shares subject to each option granted. Options granted under the Plan ('Options') may be designated as 'Incentive Stock Options' ('ISOs') within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the 'Code') or as Options that do not satisfy the requirements for ISOs ('Nonqualified Options').

     The per share exercise price of each option is established by the Board and in each instance will not be less than the fair market value of a share of the Common Stock on the date the option is granted (110% of fair market value on the date of grant of an ISO, as defined below, if the optionee owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any of its subsidiary corporations (a '10% Holder'). The exercise price of options must be paid in cash.

     Options will be exercisable for a term determined by the Board, which term will not be greater than ten years from the date of grant (five years for ISOs granted to a 10% Holder). Unless otherwise provided in an option agreement, an option generally will become fully exercisable five years from the date of grant or upon the earliest of the optionee's retirement (at the optionee's normal retirement date), death, or permanent and total disability if such event occurs subsequent to the first anniversary of the grant of the option. Prior thereto, each option shall become exercisable as to one-fifth of the number of the shares covered thereby cumulatively upon each anniversary of the date of the grant. Except in the event of certain terminations of employment or death or permanent and total disability, no option may be exercised unless the holder thereof is then an employee of the

Company of any subsidiary corporation. Options will not be transferable other than by will or the laws of descent and distribution and may be exercised during the optionee's lifetime only by the optionee or his guardian or legal representative.


     The Plan provides that the aggregate fair market value (determined at the time an ISO is granted) of the Common Stock subject to ISOs exercisable for the first time by an employee during any calendar year (under all plans of the Company and any subsidiary corporation) may not exceed $100,000.

     Upon any termination of employment that is either for 'cause' (as defined in the Plan) or voluntary termination on the part of the employee and without the consent of the Company or any subsidiary corporation that is the employer, all options held by an optionee under the Plan, to the extent not theretofore exercised, will terminate (except that a Nonqualified Option held by an employee who continues after termination of employment to serve the Company as a consultant may continue in effect). If employment is otherwise terminated (except by reason of death or permanent and total disability), an option may be exercised at any time within three months after such termination, to the extent the optionee was entitled to do so at the date of termination of employment (or in the case of retirement at the optionee's normal retirement date subsequent to the first anniversary of the date of grant, for the shares remaining subject to the Options). If the optionee dies or becomes permanently and totally disabled subsequent to the first anniversary of the option grant, the option shall be exercisable as to all shares of Common Stock remaining subject to the option, and the optionee or his personal representative may exercise the option within nine months after the earlier of the commencement of such disability or death.

     The number of shares subject to options and the exercise price of options are subject to adjustment as the Board determines appropriate in the event of changes in the outstanding Common Stock by reason of stock dividends, recapitalizations, mergers and similar events.

     The Board of Directors may suspend, terminate, modify or amend the Plan, provided that (except for adjustments by reason of stock dividends, recapitalizations, mergers and similar events) any increase in the aggregate number of shares issuable upon the exercise of Options, any reduction in the purchase price of the Common Stock covered by any Option, any extension of the period during which Options may be granted or increase in the maximum term of Options, and any material modification in the requirements as to eligibility for participation in the Plan shall be subject to the approval of stockholders. No suspension, termination, modification or amendment of the Plan may adversely affect an optionee's rights under the option theretofore granted without the consent of the optionee.

     Upon a 'change in control' (as defined below) of the Company, and if the Board of Directors so determines, all the then outstanding Options shall be terminated, and the Company shall pay the optionee in lieu thereof an amount equal to (i) the Option Value (as defined in the Plan) of one share at the close of business on the day next preceding occurrence of such event, multiplied by
(ii) the full number of shares subject to the Option, without regard to whether any installment is then otherwise exercisable. In general, if the total amount of payments to an individual that are contingent upon a 'change of control' of the Company (as defined in Section 280G of the Code, including payments under the Plan that are paid upon a 'change in control,' equals or exceeds three times the individual's 'base amount' (generally, such individual's average annual compensation for the five complete years preceding the change in control), then, subject to certain exceptions, the payments may be treated as 'parachute payments' under the Code, in which case a portion of such payments would be nondeductible to the Company and the individual would be subject to a 20% excise tax on such portion of the payments.

     No options may be granted under the Plan after February 28, 2005.

     The closing price of a share of Common Stock for March 31, 1998 as reported on the over-the-counter Bulletin Board, was $2.94 based on the sale price of $3.06 asked and $2.88 bid.

VOTE REQUIRED FOR APPROVAL

     Approval of the Plan Amendments requires the affirmative vote of the holders of a majority of the shares of Common Stock present at the Annual Meeting, in person or by proxy, and entitled to vote on the matter.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE 'FOR' THE APPROVAL OF THE AMENDMENTS TO THE 1995 MANAGEMENT INCENTIVE PLAN.

         PROPOSAL 3--ADOPTION OF THE 1998 BLC FINANCIAL SERVICES, INC.
                          EMPLOYEE STOCK PURCHASE PLAN

     The Board of Directors has approved and is proposing for stockholder approval the 1998 BLC Financial Services, Inc. Employee Stock Purchase Plan (the 'Employee Purchase Plan'). The purpose of the Employee Purchase Plan is to enable eligible employees of the Company or any of its subsidiaries, through payroll deductions, to purchase shares of the Company's Common Stock and thus to encourage stock ownership by employees, officers and directors of the Company and to encourage the continued employment of employees, directors and officers of the Company.

EMPLOYEE STOCK PURCHASE PLAN

     Under the Employee Purchase Plan, 1,000,000 shares of Common Stock are available for purchase by eligible employees of the Company or any of its subsidiaries. The Employee Purchase Plan permits eligible employees to elect to have a portion of their pay deducted by the Company to purchase shares of Common Stock of the Company. In the event there is any increase or decrease in Common Stock without receipt of consideration by the Company (for instance, by a recapitalization or stock split), there may be a proportionate adjustment to the number and kinds of shares that may be purchased under the Employee Purchase Plan.

     Rights to purchase shares of Common Stock will be deemed granted to participating employees as of the first trading day of each Offering Period (as defined in the Employee Purchase Plan). Offering Periods will be 24 months or such other period as is set by the Company. Offering Periods are the periods during which shares of Common Stock are purchased. Within an Offering Period there will be four or more Purchase Periods (as defined in the Employee Purchase
Plan). Generally, Purchase Periods will be six months. Payroll deductions and other payments will be accumulated during a Purchase Period and purchases of shares will occur at the end of each Purchase Period (from the amounts accumulated during that Purchase Period).

     The purchase price for each share (the 'Purchase Price') will be set by a Compensation Committee (the 'Compensation Committee'). The Purchase Price for the initial Offering Period will be not less than 85% of the fair market value of the Common Stock on the first trading day of such Offering Period or the last day of the applicable Purchase Period, whichever is lower.

     Any employee of the Company or subsidiary may participate in the Employee Purchase Plan, except the following, who are ineligible to participate: (a) an employee who has been employed by the Company or subsidiary for less than three months as of the beginning of the Offering Period; (b) an employee whose customary employment is for less than five months in any calendar year; (c) an employee whose customary employment is 20 hours or less per week; and (d) an employee who, after exercising his or her rights to purchase stock under the Employee Purchase Plan, would own stock (including stock that may be acquired under any outstanding options) representing five percent or more of the total combined voting power of all classes of stock of the Company. An employee must be employed on the last day of the Purchase Period in order to acquire stock for that Purchase Period under the Employee Purchase Plan unless the employee has retired, died, become disabled, been laid off or is on an approved leave of absence.

     An eligible employee may become a participant in the Employee Purchase Plan by completing an election to participate in the Employee Purchase Plan authorizing the Company to have deductions made from pay on each pay day following the enrollment in the Employee Purchase Plan. The deductions or contributions will be credited to the employee's account under the Employee Purchase Plan. An employee may not change his or her percentage of payroll deduction or contribution for any Purchase Period during an Offering Period, nor may an employee withdraw any contributed funds other than by terminating participation in the Employee Purchase Plan (as described below). A participating employee may terminate payroll deductions or contributions at any time.

     No employee may purchase Common Stock in any calendar year under the Employee Purchase Plan and all other 'employee stock purchase plans' of the Company and any parent or subsidiary having an aggregate fair market value in excess of $25,000, determined as of the first trading date of the Offering Period.

     On the last trading day of each Purchase Period within an Offering Period, a participating employee will be credited with the number of whole shares of Common Stock purchased under the Employee Purchase Plan for such period. Common Stock purchased under the Employee Purchase Plan will be held in the custody of an agent designated by the Company (the 'Agent'). The Agent may hold the Common Stock purchased under the Employee Purchase Plan in stock certificates in nominee names and may commingle shares held in its custody in a single account or stock certificate, without identification as to individual employees. An employee may, however, instruct the Agent to have all or part of such shares reissued in the employee's own name and have the stock certificate delivered to the employee.

     A participating employee will be refunded all monies in his or her account, and his or her participation in the Employee Purchase Plan will be terminated, if: (a) the employee elects to terminate participation by delivering a written notice to that effect to the Company; (b) the employee ceases to be employed by the Company or a participating affiliate except on account of death, disability, retirement, lay-off or authorized leave of absence; (c) the Board elects to terminate the Employee Purchase Plan; or (d) the employee ceases to be eligible to participate in the Employee Purchase Plan. If a participating employee terminates employment on account of death, disability, retirement, lay-off or authorized leave of absence, the participating employee will have the following alternatives: (a) refund of all monies in his or her account or (b) purchase of Common Stock on the last day of the Purchase Period during which termination occurs with the amounts then accumulated in his or her account.

     No participating employee may assign his or her rights to purchase shares of Common Stock under the Employee Purchase Plan, whether voluntarily, by operation of law or otherwise.

     The Employee Purchase Plan will be administered by the Compensation Committee. The Compensation Committee has the authority to interpret the Employee Purchase Plan, to prescribe, amend and rescind rules relating to it, and to make all other determinations necessary or advisable in administering the Employee Purchase Plan, all of which determinations will be final and binding.

     The Board of Directors may, at any time, amend the Employee Purchase Plan in any respect; provided, however, that without approval of the stockholders of the Company no amendment shall be made (a) increasing the number of shares that may be made available for purchase under the Employee Purchase Plan, (b) changing the eligibility requirements for participating in the Employee Purchase Plan or (c) impairing the vested rights of participating employees.

     The Board of Directors may terminate the Employee Purchase Plan at any time and for any reason or for no reason, provided that such termination shall not impair any rights of participants that have vested at the time of termination. In any event, the Employee Purchase Plan shall, without further action of the Board of Directors, terminate at the earlier of (i) 10 years after adoption of the Employee Purchase Plan by the Board of Directors and (ii) such time as all shares of Common Stock that may be made available for purchase under the Employee Purchase Plan have been issued.

FEDERAL INCOME TAX CONSEQUENCES OF THE EMPLOYEE PURCHASE PLAN

     If a participant acquires stock under the Employee Purchase Plan, no income will result to such participant, and the Company will be allowed no deductions as a result of such purchase, if certain conditions are met. The principal condition which must be satisfied is that the participant does not dispose of the stock within two years after the first day of the applicable Offering Period or one year after purchase of the stock. If the employee disposes of the stock acquired pursuant to the Employee Purchase Plan after the statutory holding period has expired, gain on the sale is capital gain except to the extent of ordinary (compensation) income determined as described below. If the employee disposes of the stock before the expiration of the statutory holding period, the employee must recognize as ordinary (compensation) income the difference between the stock's fair market value and the purchase price.

     An employee disposing of stock after expiration of the statutory holding period (or who dies) must include in ordinary (compensation) income at the time of sale or other taxable disposition of the stock acquired under the Employee Purchase Plan, or upon the employee's death while still holding the stock, the lesser of:

          (1) the Purchase Price discount from the fair market value of the stock at the beginning of the Offering Period; or

          (2) the amount, if any, by which the stock's fair market value at the time of such disposition or death exceeds the purchase price paid.

     The foregoing is only a summary of the Employee Purchase Plan and is subject to and qualified in its entirety by reference to the complete text of the Employee Purchase Plan, a copy of which may be obtained upon request from the Company at BLC Financial Services, Inc., 645 Madison Avenue, New York, New York 10022, Attention: Secretary.

VOTE REQUIRED FOR APPROVAL

     The Board of Directors of the Company has unanimously adopted the Employee Purchase Plan. Approval of the Plan further requires the affirmative vote of the holders of a majority of the outstanding shares of Common Stock, represented in person or by proxy, at the Annual Meeting.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE 'FOR' THE APPROVAL OF THE 1998 BLC FINANCIAL SERVICES, INC. EMPLOYEE STOCK PURCHASE PLAN.

               PROPOSAL 4--RATIFICATION OF SELECTION OF AUDITORS

     The stockholders of the Company will be asked to take action to ratify the appointment of Richard A. Eisner & Company, LLP as auditors of the Company for its current fiscal year ending on June 30, 1998. Richard A. Eisner & Company, LLP has been engaged as the principal accountant for the Company since March 20, 1995. A representative of Richard A. Eisner & Company, LLP is expected to be present at the meeting and will have the opportunity to make a statement if he desires to do so and be available to respond to appropriate questions. If the selection of Richard A. Eisner & Company, LLP as auditors of the Company is not ratified, or prior to the next annual meeting of stockholders such firm shall decline to act or otherwise become incapable of acting, or if the engagement shall be otherwise discontinued by the Board of Directors, the Board of Directors will appoint other independent public accountants whose selection for any period subsequent to the next annual meeting will be subject to stockholder approval at such meeting.

VOTE REQUIRED FOR APPROVAL

     The Board of Directors of the Company has unanimously approved the selection of Richard A. Eisner & Company, LLP as auditors for the Company for its current fiscal year ending on June 30, 1998. Ratification of the appointment by stockholders requires the affirmative vote of the holders of a majority of the outstanding shares of Common Stock represented in person or by proxy at the Annual Meeting.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE 'FOR' THE RATIFICATION OF THE APPOINTMENT OF RICHARD A. EISNER & COMPANY, LLP AS INDEPENDENT AUDITORS.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                             OWNERS AND MANAGEMENT

     The following table sets forth certain information as of the Record Date with respect to (i) those persons or groups known to the Company to beneficially own more than five percent (5%) of the Common Stock, (ii) each director and each nominee for election as a director of the Company, (iii) each named executive officer for whom compensation information is provided in this Proxy Statement and (iv) all directors and executive officers of the Company as a group. The information is determined in accordance with Rule 13d-3 promulgated under the Exchange Act ('Rule 13d-3') based upon information furnished by the persons listed or known to the Company. Except as indicated below, the stockholders listed possess sole voting and investment power with respect to their shares.

NAME AND ADDRESS OF                                                          AMOUNT AND NATURE OF
BENEFICIAL OWNER                                                             BENEFICIAL OWNERSHIP    PERCENT OF CLASS
--------------------------------------------------------------------------   --------------------    ----------------
Futuronics Corporation ...................................................         2,609,964(1)           13.58%
  P.O. Box 293
  Albertson, New York 11507

Peter D. Blanck ..........................................................         3,376,130(2)(3)        17.30%
  University of Iowa,
  College of Law
  Iowa City, Iowa 52241

Richard Blanck ...........................................................         3,226,131(3)(4)        16.66%
  9 Hickory Road
  Manhasset Hills, New York 11040

Robert C. McGee ..........................................................         1,996,296(5)           10.39%
  204 Oxford Circle East
  Richmond, Virginia 23221

Diane Rosenfeld ..........................................................         1,147,997(6)            5.90%
  RR #1 Box 427 D
  County Road #86
  Amenia, New York 12501

Eric D. Rosenfeld ........................................................         1,147,997(6)            5.90%

  RR #1 Box 427 D
  County Road #86
  Amenia, New York 12501

Kenneth S. Schwartz ......................................................            31,525                   *
  Complete Management Inc.
  3630 Hill Boulevard
  Jefferson Valley, New York 10535

Carol Tannenhauser .......................................................         5,355,767(3)(7)         27.0%
  210 East 68th Street
  New York, New York 10021

Robert F. Tannenhauser ...................................................         5,355,767(7)            27.0%
  210 East 68th Street
  New York, New York 10021

Robert W. Wien ...........................................................            40,000                   *
  Josephthal & Co. Inc.
  200 Park Avenue
  New York, New York 10166

Irwin E. Redlener ........................................................            20,000                   *
  11 Alfred Lane
  New Rochelle, New York 10804

NAME AND ADDRESS OF                                                          AMOUNT AND NATURE OF
BENEFICIAL OWNER                                                             BENEFICIAL OWNERSHIP    PERCENT OF CLASS
--------------------------------------------------------------------------   --------------------    ----------------
Robert W. D'Loren ........................................................           220,000(8)            1.13%
  72 Woodland Drive
  Oyster Bay Cove, New York 11771

Jerome B. Alenick  .......................................................           417,375(9)            2.17%
  26 Columbia Turnpike
  Florham Park, New Jersey 07932

All directors and officers
  as a group (nine persons) ..............................................         6,817,753(10)          33.38%

------------------
* Owns less than 1% of the outstanding shares of Common Stock

 (1) Includes 2,609,964 shares owned directly by Futuronics Corporation. Carol Tannenhauser, Richard Blanck and Peter D. Blanck are officers and directors of Futuronics Corporation.


 (2) Includes (a) 85,737 shares owned directly by Peter D. Blanck, (b) 211,933 shares deemed owned by Peter D. Blanck as custodian for his four children,
     (c) 75,000 shares underlying options owned by Peter D. Blanck, (d) 176,830 shares owned by a Trust created under the Will of Albert Blanck under which Peter D. Blanck is a Trustee and Beneficiary, (e) 2,609,964 shares owned by Futuronics Corporation of which Peter D. Blanck is an officer and director,
     (f) 83,334 shares that may be acquired upon the exercise of Warrants by Peter D. Blanck as custodian for his four children, (g) 100,000 shares that may be acquired upon the conversion of a debenture by Peter D. Blanck and
     (h) 33,332 shares that may be acquired upon the conversion of a debenture by Peter D. Blanck as custodian for his four children.

 (3) Carol Tannenhauser, Richard Blanck and Peter D. Blanck are siblings. Each disclaims beneficial ownership of the shares owned by the others.

 (4) Includes (a) 107,168 shares owned directly by Richard Blanck, (b) 190,502 shares deemed owned by Richard Blanck as custodian for his two children,
     (c) 176,830 shares owned by a Trust created under the Will of Albert Blanck, under which Richard Blanck is a Trustee and Beneficiary, (d) 2,609,964 shares owned by Futuronics Corporation of which Richard Blanck is an officer and director (e) 83,333 shares that may be acquired upon the exercise of Warrants by Richard Blanck as custodian for his two children,
     (f) 25,000 shares that may be acquired upon the conversion of a debenture by Richard Blanck and (g) 33,334 shares that may be acquired upon the conversion of a debenture by Richard Blanck as custodian for his four children.

 (5) Includes (a) 1,808,821 shares owned directly by Robert C. McGee and (b) 187,475 shares that may be acquired upon the exercise of certain warrants owned by Robert C. McGee. Mr. McGee disclaims beneficial ownership of the shares that may be acquired on the exercise of options or warrants owned by his son, R. Matthew McGee.

 (6) Includes (a) 690,710 shares directly owned by Diane Rosenfeld, (b) 209,787 shares directly owned by Eric Rosenfeld or jointly with Diane Rosenfeld,
     (c) 202,500 shares underlying options owned by Diane Rosenfeld and (d) 45,000 shares that may be acquired upon the exercise of Warrants owned by Eric Rosenfeld.

 (7) Includes (a) 171,468 shares directly owned by Robert F. Tannenhauser, (b) 1,325,409 shares directly owned by Carol Tannenhauser, the spouse of Robert
     F. Tannenhauser, (c) 2,609,964 owned by Futuronics Corporation of which Carol Tannenhauser is an officer and director, (d) 176,830 shares owned by Trust created under the Will of Albert Blanck under which Carol Tannenhauser is Trustee and Beneficiary, (e) 427,500 shares underlying options owned by Carol Tannenhauser, (f) 54,500 shares that may be acquired upon the conversion of Debentures held by Carol Tannenhauser (g) 207,833 shares owned by David Tannenhauser, the son of Robert F. Tannenhauser and
     (h) 207,833 shares held in a custodial account for the benefit of Emily Tannenhauser, the daughter of Robert F. Tannenhauser, each of Carol

                                              (Footnotes continued on next page)

(Footnotes continued from previous page)
     Tannenhauser and Robert F. Tannenhauser share voting and dispositive power over such shares, (i) 4,500 shares that may be acquired upon the conversion of Debentures held by Robert Tannenhauser, (j) 21,167 shares that may be acquired upon the conversion of Debentures held by David Tannenhauser, (k) 21,166 shares that may be acquired upon the conversion of Debentures held for Emily Tannenhauser, each of Carol Tannenhauser and Robert F. Tannenhauser share voting and dispositive power over such shares, (l) 41,667 shares underlying warrants held by David Tannenhauser, (m) 41,666 shares underlying warrants held for Emily Tannenhauser , each of Carol Tannenhauser and Robert F. Tannenhauser share voting and dispositive power over such shares, (n) 22,132 shares held in trust for David Tannenhauser and (o) 22,132 shares held in trust for Emily Tannenhauser.

 (8) Includes 200,000 warrants to purchase Common Stock with respect to an agreement with D'Loren, Levien & Company, LLC (see Certain Relationships and Related Transactions) and 20,000 Director options.

 (9) Includes 309,875 shares owned by the Defined Benefit Plan for the benefit of Jerome B. Alenick and 107,500 shares owned by Jerome B. and Nicole A. Alenick, as joint tenants.

(10) Represents shares beneficially owned pursuant to Rule 13d-3 by Mr. Tannenhauser, a Director and President of the Company, Peter D. Blanck, Kenneth Schwartz, Irwin Redlener, Robert D'Loren and Robert Wien, Directors of the Company, Jerome B. Alenick, nominee to the Board of Directors of the Company, and Jennifer Napier and David Redlener, officers of the Company. The shares deemed beneficially owned by Jennifer Napier include 18,750 in currently exercisable options. The shares deemed beneficially owned by Robert F. Tannenhauser and Peter D. Blanck through Futuronics Corporation and the Trust created under the Will of Albert Blanck have been added only once to the total shares owned by officers and directors as a group.

                               EXECUTIVE OFFICERS

     The executive officers of the Company are as follows:

                                                                        AGE AT
NAME                                                                MARCH 31, 1998    POSITION          OFFICER SINCE
----------------------------------------------------------------    --------------    --------------    -------------
Robert F. Tannenhauser..........................................          53          President              1986
Jennifer Napier.................................................          26          Treasurer              1996
Robert C. McGee(1)..............................................          61          Vice President         1996
David Redlener..................................................          30          Secretary              1997

------------------

(1) Robert C. McGee resigned as an officer and director of the Company effective January 1, 1998, however Mr. McGee remains an employee of a subsidiary of the Company.

     All officers other than Robert C. McGee will hold office until the meeting of the Board following the next annual meeting or until removed by the Board.

     The principal occupations of Mr. Tannenhauser for the last five years are described under the caption 'Proposal 1--Election of Directors.'

     From 1991 to 1995, Robert C. McGee was President and owner of Southeastern First Financial, Inc. ('Southeastern First'), an originator of commercial and Small Business Administration loans. After selling Southeastern First, Mr. McGee formed Southeastern First Financial Network, Inc., also an originator of commercial and SBA loans, which was subsequently acquired by the Company. Mr. McGee resigned as Vice President in February 1997 and became Senior Credit Advisor to BLC Financial Network , Inc., a wholly owned loan origination subsidiary of the Company. Mr. McGee resigned as an officer of the Company effective January 1, 1998.

     Jennifer Napier served as Assistant Secretary of the Company from February 1996 to June 30, 1997 and as Treasurer of the Company since June 30, 1997. From June 1994 until the present, Ms. Napier has been employed by Business Loan Center and Business Loan Center, Inc. Ms. Napier graduated with a degree in Accounting from San Diego State University in May 1994 and is currently pursuing a Masters degree in Finance.

     David Redlener has served as Secretary of the Company since June 30, 1997. He has been employed by Business Loan Center, Inc. since May 1997. From September 1994 until December 1996 Mr. Redlener was an Assistant District Attorney in the City of New York. Mr. Redlener graduated from Saint Louis University School of Law. Mr. Redlener is the son of Irwin Redlener, a Director of the Company.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth all plan and non-plan compensation paid to the named individual for services rendered in all capacities to the Company and its subsidiaries during the three fiscal years ended June 30, 1997. The following salaries and/or benefits are presently payable pursuant to employment agreements. See 'Certain Relationships and Related Transactions.'

                                                                                         LONG-TERM
                                                    ANNUAL COMPENSATION                 COMPENSATION
                                       ---------------------------------------------    ------------
                                                                           OTHER         SECURITIES
                                       FISCAL                              ANNUAL        UNDERLYING      ALL OTHER
NAME AND PRINCIPAL POSITION             YEAR        SALARY     BONUS    COMPENSATION     OPTIONS(#)     COMPENSATION
----------------------------------     ------      --------    -----    ------------    ------------    ------------

Robert F. Tannenhauser............       1997      $207,411(1)  $ 0          $0                              $0
  President and Director                 1996       150,997(1)    0           0                               0
                                         1995        37,198(1)    0           0            450,000            0
Robert C. McGee...................       1997(2)    200,000       0           0                               0
  Vice President and Director            1996       209,022                                187,475

------------------
(1) Includes premiums for excess health insurance.

(2) Robert C. McGee resigned as an officer and director of the Company effective as of January 1, 1998, however Mr. McGee remains an employee of a subsidiary of the Company.

OPTION GRANTS IN LAST FISCAL YEAR

     The Company did not grant options to either Robert F. Tannenhauser or Robert C. McGee in Fiscal Year 1997.

     The following table sets forth information concerning each exercise of stock options during the Fiscal Year 1997 by the named individual, along with the year-end value of unexercised options:

                 AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES


                                                                                            VALUE OF
                                                                          NUMBER OF        UNEXERCISED
                                                                         UNEXERCISED      IN-THE-MONEY
                                                                          OPTIONS AT       OPTIONS AT
                                                                           6/30/97          6/30/97
                                               SHARES                   --------------   ---------------
                                              ACQUIRED       VALUE      EXERCISABLE/     EXERCISABLE/
NAME                                         ON EXERCISE   REALIZED $   UNEXERCISABLE     UNEXERCISABLE
-------------------------------------------  -----------   ----------   --------------   ---------------
Robert F. Tannenhauser.....................    140,000      $ 59,500      427,500/None   $192,375/None(1)(2)
Robert C. McGee............................          0             0      187,475/None   $ 51,556/None(1)(2)

------------------

(1) All options are exercisable; there were no unexercisable options at June 30, 1997.

(2) Calculated using the fair market value of the Common Stock at June 30, 1997 (closing bid) of $0.875 minus the exercise price.

     Non-Qualified Stock Option Agreements were authorized on June 30, 1997 whereby certain directors are to receive 20,000 options each to purchase Common Stock at an exercise price of $.90 per share, all of which are exercisable immediately or at any time prior to June 30, 2002 as well as $1,000 per meeting of the Board of Directors. The Directors covered under the above referenced compensation package include Robert W. D'Loren, Irwin E. Redlener, M.D., Kenneth
S. Schwartz, M.D. and Robert W. Wien.

     Reference is made to the section of this Proxy Statement entitled 'Certain Relationships and Related Transactions' for a description of options granted to certain executive officers, fees paid to entities that are affiliated with certain executive officers and employment agreements with certain executive officers.

EMPLOYMENT AGREEMENTS

     The Company entered into employment agreements with Robert F. Tannenhauser and Robert C. McGee on February 5, 1996.

     Robert F. Tannenhauser. Robert F. Tannenhauser's employment agreement provides that he shall be employed as President and Chairman of the Board of the Company and as Chief Executive Officer of Business Loan Center through January 15, 2001 at an annual gross salary of $200,000. Mr. Tannenhauser is also entitled to participate in all benefit plans established from time to time by the Company and Business Loan Center on the same basis as all other executive employees.

     The agreement shall automatically renew for successive one-year periods until the Company registers the shares of Common Stock held by Mr. Tannenhauser under the Securities Act and lists the Common Stock for trading on Nasdaq, The American Stock Exchange ('AMEX') or another recognized securities exchange. Thereafter, the agreement shall automatically renew for additional successive one-year periods unless notice to the contrary is given by any party not less than 90 days prior to the expiration of the then current term.

     The agreement obliges the Company to pay to Mr. Tannenhauser the greater of $200,000 or his annual gross salary if (i) Mr. Tannenhauser's employment is terminated for any reason other than his death or disability, (ii) the agreement is not renewed by Business Loan Center or (iii) Mr. Tannenhauser terminates the agreement due to a reduction in Mr. Tannenhauser's salary or benefits or the diminution of his responsibility, authority or status as chief executive.

     Robert C. McGee. Robert C. McGee resigned from the Company as an officer and director effective as of January 1, 1998. Effective January 1, 1998 Mr. McGee's employment agreement was amended by mutual consent to provide that he shall be employed by BLC Financial Network, Inc. ('BLCFN') as Senior Credit

Advisor for the duration of his original contract at an annual salary of $175,000. Mr. McGee's previous employment agreement provided that he shall be employed as Vice President of the Company, a Managing Partner of Business Loan Center and President and Chief Executive Officer of BLCFN, through January 15, 2001 at an annual gross salary of $200,000.

     Mr. McGee was issued warrants to purchase 187,475 shares of Common Stock at an exercise price of $.60, all of which are exercisable immediately or at any time prior to November 5, 2000. Mr. McGee is also entitled to participate in all benefit plans established from time to time by the Company and Business Loan Center on the same basis as all other executive employees.

BOARD OF DIRECTORS REPORT ON EXECUTIVE COMPENSATION

     The Board of Directors of the Company on June 30, 1997 designated a Compensation Committee to review and approve of compensation and terms of employment for all officers and the key employees of the Company and its subsidiaries. The members of the Compensation Committee of the Board of Directors are Peter D. Blanck, Robert D'Loren and Kenneth Schwartz.

     The Company's executive compensation is intended to reward, retain and motivate management. The primary component of compensation has been base salary. However, for certain of the most senior executives and key employees, compensation packages now include stock-based long-term incentive rewards (the 'Awards'). The grant of these Awards is intended to align the interests of the Company's most senior executives and key employees to improve the Company's long-term business position and performance. No awards were made to the Chief Executive Officer and the other executive officers of the Company for fiscal year ending June 30, 1997. The Board of Directors believes that the Company's executive compensation arrangements are reasonable in light of the needs of the Company, competitive compensation levels and the goals of retention and motivation of management.

     In determining salary levels for the executive officers, primary consideration is given to each executive's level of responsibility and individual performance.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Certain members of the Company's Board of Directors also served as officers of the Company in 1997. Specifically, Robert F. Tannenhauser served as President and Robert C. McGee served as Vice President. The members of the Compensation Committee consisted of Peter Blanck, who is a substantial shareholder of the Company and the brother in-law of Robert F. Tannenhauser and Robert D'Loren and Kenneth Schwartz, who are independent directors.

                               PERFORMANCE GRAPH

     The following graph provides a comparison of the cumulative total return of the Company's Common Stock with the Russell 2000 Market Index, a broad marked index covering small capitalization stocks listed on the Russell 2000 Index, and a Custom Peer Group Index ('Peer Index'). The Peer Index is a combination of two stock indexes stratified by SIC Codes 6159 Miscellaneous Business Credit Institutions and 6162 Mortgage Bankers and Loan Correspondents. The cumulative total returns for each index were prepared by Media General Financial Services, Inc. Each case assumes an initial investment of $100 after the close of the market on June 30, 1994, as well as the reinvestment of any dividends.

                     COMPARISON OF CUMULATIVE TOTAL RETURN
                      AMONG BLC FINANCIAL SERVICES, INC.,
                    RUSSELL 2000 INDEX AND PEER GROUP INDEX

                               [LINE GRAPH]

                                                                         6/30/94    6/30/95    6/30/96    6/30/97
                                                                         -------    -------    -------    -------
BLC Financial Services, Inc...........................................   $100.00    $ 70.59    $117.66    $164.72
Peer Group Index......................................................    100.00     122.42     178.32     241.32
Russell 2000 Index....................................................    100.00     120.08     148.90     173.21

                             ADDITIONAL INFORMATION

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Since June 30, 1992, various members of the immediate family and affiliates of Robert F. Tannenhauser have made available funds to Business Loan Center for the purpose of originating loans. In exchange for extending such loans, Business Loan Center paid interest to the persons and entities funding such loans. During Fiscal Years 1995, 1996 and 1997 Business Loan Center incurred interest expense relating to such individuals and entities in the aggregate amounts of $157,000, $130,000 and $24,000 respectively. The maximum amounts outstanding for these loans during the periods in question were $2,594,000, $2,108,000 and $1,800,000 respectively.

     The Company, during Fiscal Year 1997 has negotiated a line of credit for Business Loan Center, Inc. and entered into a loan participation agreement with a certain financial institution introduced to the Company by Robert W. D'Loren, a Director of the Company. In connection with such arrangements and pursuant to a written agreement, D'Loren, Levien & Company, LLC ('DLC'), a limited liability company of which Mr. D'Loren is a member, received an initial fee of $50,000 and in August 1997, received an additional fee of $75,000 upon closing of such line of credit. In July 1997, BLC Capital Corp., a subsidiary of the Company entered into a loan origination and servicing agreement with the financial institution introduced by Mr. D'Loren pursuant to which BLC Capital Corp. was to receive fees for originating and servicing non-SBA commercial real estate backed loans for the financial institution. DLC is entitled to receive fees based upon each transaction closed. Through December 31, 1997, DLC received fees in the amount of $17,521 in connection with this transaction and pursuant to a written agreement. In December 1997, DLC received a fee advance of $72,500 in connection with arranging a line of credit for BLC Commercial Capital Corp., a subsidiary of the Company, to be utilized to fund loans under the Department of Agriculture B & I Guaranteed Loan Program in connection with the Securitization of a portion of Business Loan Center's loan portfolio. In December 1997, the Company and DLC agreed, and the Board of Directors approved, an amendment to the agreement with respect to fees due and to be received in the future by DLC whereby DLC agreed to reduce the cash amount of its fees in exchange for 200,000 warrants to purchase the Common Stock of the Company at a purchase price of $1.83 per share and the right to earn an additional 600,000 such warrants.

     On November 11, 1997 the Company entered into an Investment Banking Agreement with Josephthal Lyon & Ross, Incorporated ('Josephthal'), pursuant to which the Company paid a $25,000 retainer to Josephthal in 1997 and agreed to pay an additional $12,500 per month for three months commencing in January 1998. Thereafter the fee would be reduced to $5,000 per month. In addition the Company issued to Josephthal, pursuant to such Investment Banking Agreement, warrants to purchase 30,000 shares of the Common Stock of the Company and agreed to issue an additional 60,000 warrants during the term of the agreement. The initial exercise price for the warrants is $1.10 per share. Robert W. Wien, a Director of the Company, is a Managing Director of Josephthal.

     Management believes that each transaction described above was on terms at least as favorable to the Company as could have been obtained at the time and under the circumstances from non-affiliated persons.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Exchange Act ('Section 16(a)') requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission (the 'Commission') initial reports of ownership and reports of changes in ownership of such equity securities. Directors, officers and greater-than-10%-stockholders are required by the Commission's regulations to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on its review of the copies of such reports furnished and written representations that no other reports were required, the Company believes that all directors, officers and greater-than-10%-stockholders complied with all applicable Section 16(a) filing requirements, except that on August 7, 1997 Jennifer Napier, Treasurer of the Company made a late filing of a report required by Section 16(a), covering a transaction or event in the Common Stock.

                      AVAILABILITY OF CERTAIN INFORMATION

     Upon receipt of a stockholder's written request to the Secretary of the Company at the Company's principal offices, the Company will furnish to such stockholders without charge a copy of the Company's Annual Report on Form 10-K for Fiscal Year 1997.

                 STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS
                            FOR 1998 ANNUAL MEETING

     The Board of Directors of the Company presently intends to schedule an Annual Meeting of Stockholders of the Company for January 29, 1999. In order for stockholder proposals for this meeting to be eligible for inclusion in the

Company's Proxy Statement for that meeting, they must be received by the Company at its principal office in New York, New York by November 3, 1998.

                                 OTHER MATTERS

     Management is not aware of any other matter to be presented for action at the meeting other than Items 1 through 4 in the accompanying Notice of Annual Meeting of Stockholders, and management does not intend to bring any other matter before the Annual Meeting. However, if any other matters should be presented at the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote said proxy in accordance with their best judgment.

     Kindly date, sign and return the enclosed form of proxy. YOUR VOTE IS IMPORTANT.

                                          DAVID REDLENER
                                          Secretary

New York, New York
April 8, 1998

                                                                       EXHIBIT 1

                       1998 BLC FINANCIAL SERVICES, INC.
                          EMPLOYEE STOCK PURCHASE PLAN

                               TABLE OF CONTENTS

                                                                                                              PAGE
                                                                                                              ----
  1.  Shares Subject to the Plan...........................................................................     1
  2.  Administration.......................................................................................     1
  3.  Interpretation.......................................................................................     1
  4.  Eligible Employees...................................................................................     1
  5.  Participation in the Plan............................................................................     1
  6.  Payroll Deductions...................................................................................     2
  7.  Interest on Payroll Deductions.......................................................................     2
  8.  Offering and Purchase Periods........................................................................     2
  9.  Rights to Purchase Common Stock; Purchase Price......................................................     2
 10.  Timing of Purchase; Purchase Limitation..............................................................     2
 11.  Issuance of Stock Certificates.......................................................................     3
 12.  Withholding of Taxes.................................................................................     3
 13.  Account Statements...................................................................................     3
 14.  Participation Adjustment.............................................................................     3
 15.  Changes in Elections to Purchase.....................................................................     3
 16.  Termination of Employment............................................................................     4
 17.  Retirement...........................................................................................     4
 18.  Layoff, Authorized Leave or Absence or Disability....................................................     4
 19.  Death................................................................................................     5

 20.  Termination of Participation.........................................................................     5
 21.  Assignment...........................................................................................     5
 22.  Application of Funds.................................................................................     6
 23.  No Right to Continued Employment.....................................................................     6
 24.  Amendment of Plan....................................................................................     6
 25.  Effective Date; Term and Termination of the Plan.....................................................     6
 26.  Effect of Changes in Capitalization..................................................................     6
      (a) Changes in Stock.................................................................................     6
      (b) Reorganization in Which the Company is the Surviving Corporation.................................     7
      (c) Reorganization in Which the Company is not the Surviving Corporation
          or Sale of Assets or Stock.......................................................................     7
      (d) Adjustments......................................................................................     7
      (e) No Limitations on Company........................................................................     7
 27.  Governmental Regulation..............................................................................     7
 28.  Stockholder Rights...................................................................................     7
 29.  Rule 16b-3...........................................................................................     8
 30.  Payment of Plan Expenses.............................................................................     8

                       1998 BLC FINANCIAL SERVICES, INC.
                          EMPLOYEE STOCK PURCHASE PLAN

     The Board of Directors of BLC Financial Services, Inc. (the 'Company') has adopted this 1998 BLC Financial Services, Inc. Employee Stock Purchase Plan (the 'Plan') to enable eligible employees of the Company and its participating Affiliates (as defined below), through payroll deductions, to purchase shares of the Company's common stock, par value $0.01 per share (the 'Common Stock'). The Plan is for the benefit of the employees of BLC Financial Services, Inc. and any participating Affiliates. The Plan is intended to benefit the Company by increasing the employees' interest in the Company's growth and success and encouraging employees to remain in the employ of the Company or its participating Affiliates. The provisions of the Plan are set forth below:

     1. SHARES SUBJECT TO THE PLAN.

          Subject to adjustment as provided in Section 26 below, the aggregate number of shares of Common Stock that may be made available for purchase by participating employees under the Plan is 1,000,000. The shares issuable under the Plan may, in the discretion of the Board of Directors of the Company (the 'Board'), be authorized but unissued shares, treasury shares or issued and outstanding shares that are purchased in the open market.

     2. ADMINISTRATION.

          The Plan shall be administered under the direction of the Compensation Committee of the Board (the 'Committee'). No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan.

     3. INTERPRETATION.

          It is intended that the Plan will meet the requirements for an

     'employee stock purchase plan' under Section 423 of the Internal Revenue Code of 1986 (the 'Code'), and it is to be so applied and interpreted. Subject to the express provisions of the Plan, the Committee shall have authority to interpret, in its sole discretion, the Plan, to prescribe, amend and rescind rules relating to it, and to make all other determinations necessary or advisable in administering the Plan, all of which determinations will be final and binding upon all persons.

     4. ELIGIBLE EMPLOYEES.

          Any Employee of the Company or any of its participating Affiliates may participate in the Plan, except the following, who are ineligible to participate: (a) an employee who has been employed by the Company or any of its participating Affiliates for less than three months as of the beginning of an Offering Period (as defined in Section 7 below); (b) an employee whose customary employment is for less than five months in any calendar year; (c) an employee whose customary employment is 20 hours or less per week; and (d) an employee who, after exercising his or her rights to purchase shares under the Plan, would own shares of Common Stock (including shares that may be acquired under any outstanding options) representing five percent or more of the total combined voting power of all classes of stock of the Company. The term 'Participating Affiliate' means any company or other trade or business that is a subsidiary of the Company (determined in accordance with the principles of Sections 424(e) and (f) of the Code and the regulations thereunder). The Board may at any time in its sole discretion, if it deems it advisable to do so, terminate the participation of the employees of a particular Participating Affiliate.

     5. PARTICIPATION IN THE PLAN.

          An eligible employee may become a participating employee in the Plan by completing an election to participate in the Plan on a form provided by the Company and submitting that form to the Payroll Department of the Company. The form will authorize payroll deductions (as provided in Section 6 below) and authorize the purchase of shares of Common Stock for the employee's account in accordance with the terms of the Plan. Enrollment will become effective upon the first day of the first Offering Period.

                                      1-1

     6. PAYROLL DEDUCTIONS.

          At the time an eligible employee submits his or her election to participate in the Plan (as provided in Section 5 above), the employee shall elect to have deductions made from his or her pay, on each pay day following his or her enrollment in the Plan, and for as long as he or she shall participate in the Plan. The deductions will be credited to the participating employee's account under the Plan. An employee may not during any Offering Period change his or her percentage of payroll deduction for that Offering Period, nor may an employee withdraw any contributed funds, other than in accordance with Sections 15 through 20 below.

     7. INTEREST ON PAYROLL DEDUCTIONS.


          The Company and Participating Affiliates will cause to be maintained a record of amounts credited to each participating employee authorizing a payroll deduction pursuant to Section 6. The Company may, but is not required to, credit interest on the balance of the employees' accounts during the Offering Period. If interest is credited to such accounts, the rate may be a fixed or variable rate determined by the Company.

     8. OFFERING AND PURCHASE PERIODS.

          The Offering Periods and Purchase Period shall be determined by the Committee. The initial Offering Period shall commence on
                         and end on                     , and every Offering
     Period thereafter, shall commence on the six month anniversary of the commencement of the prior Offering Period and shall be a 24-month period until changed by the Committee. The initial Purchase Period shall commence
     on                     and end on                     , and every Purchase
     Period thereafter, shall commence immediately after the prior Purchase Period ends and shall be a six month period until changed by the Committee.

     9. RIGHTS TO PURCHASE COMMON STOCK; PURCHASE PRICE.

          Rights to purchase shares of Common Stock will be deemed granted to participating employees as of the first trading day of each Offering Period. The purchase price of each share of Common Stock (the 'Purchase Price') shall be not lower than the lesser of 85 percent of the fair market value of the Common Stock (i) on the first trading day of the Offering Period or (ii) on the last trading day of the Purchase Period, unless the Purchase Price is otherwise established by the Committee; provided that in no event shall the Purchase Price be less than the amount determined pursuant to subparagraphs (i) and (ii) above or the par value of the Common Stock. For purposes of the Plan, 'fair market value' means the value of each share of Common Stock subject to the Plan determined as follows: if on the determination date the shares of Common Stock are listed on an established national or regional stock exchange, are admitted to quotation on the National Association of Securities Dealers Automated Quotation System, or are publicly traded on an established securities market, the fair market value of the shares of Common Stock shall be the closing price of the shares of Common Stock on such exchange or in such market (the highest such closing price if there is more than one such exchange or market) on the trading day immediately preceding the determination date (or if there is no such reported closing price, the fair market value shall be the mean between the highest bid and lowest asked prices or between the high and low sale prices on such trading day) or, if no sale of the shares of Common Stock is reported for such trading day, on the next preceding day on which any sale shall have been reported. If the shares of Common Stock are not listed on such an exchange, quoted on such System or traded on such a market, fair market value shall be determined by the Board in good faith.

     10. TIMING OF PURCHASE; PURCHASE LIMITATION.

          Unless a participating employee has given prior written notice terminating such employee's participation in the Plan, or the employee's participation in the Plan has otherwise been terminated as provided in Sections 16 through 20 below, such employee will be deemed to have exercised automatically his or her right to purchase Common Stock on the last trading day of the Purchase Period (except as provided in Section 15 below) for the number of shares of Common Stock which the accumulated funds in the employee's account at that time will purchase at the Purchase Price, subject to the participation

                                      1-2
     adjustment provided for in Section 14 below and subject to adjustment under
     Section 26 below. Notwithstanding any other provision of the Plan, no employee may purchase in any one calendar year under the Plan and all other 'employee stock purchase plans' of the Company and its Participating Affiliates shares of Common Stock having an aggregate fair market value in excess of $25,000, determined as of the first trading date of the Offering Period as to shares purchased during such period. Effective upon the last trading day of the Purchase Period, a participating employee will become a stockholder with respect to the shares purchased during such period, and will thereupon have all dividend, voting and other ownership rights incident thereto. Notwithstanding the foregoing, no shares shall be sold pursuant to the Plan unless the Plan is approved by the Company's stockholders in accordance with Section 25 below.

     11. ISSUANCE OF STOCK CERTIFICATES.

          As of the last trading day of the Purchase Period, a participating employee will be credited with the number of shares of Common Stock purchased for his or her account under the Plan during such Offering Period. Shares purchased under the Plan will be held in the custody of an agent (the 'Agent') appointed by the Committee. The Agent may hold the shares purchased under the Plan in stock certificates in nominee names and may commingle shares held in its custody in a single account or stock certificate without identification as to individual participating employees. A participating employee may, at any time following his or her purchase of shares under the Plan, by written notice instruct the Agent to have all or part of such shares reissued in the participating employee's own name and have the stock certificate delivered to the employee.

     12. WITHHOLDING OF TAXES.

          To the extent that a participating employee realizes ordinary income in connection with a sale or other transfer of any shares of Common Stock purchased under the Plan, the Company may withhold amounts needed to cover such taxes from any payments otherwise due and owing to the participating employee or from shares that would otherwise be issued to the participating employee hereunder. Any participating employee who sells or otherwise transfers shares purchased under the Plan within two years after the beginning of the Offering Period in which the shares were purchased must within 30 days of such transfer notify the Payroll Department of the Company in writing of such transfer.

     13. ACCOUNT STATEMENTS.

          The Company will cause the Agent to deliver to each participating employee a statement for each Purchase Period during which the employee purchases Common Stock under the Plan, but no more frequently than quarterly, reflecting the amount of payroll deductions during the Purchase Period, the number of shares purchased for the employee's account, the price per share of the shares purchased for the employee's account and the number of shares held for the employee's account at the end of the Purchase Period.

     14. PARTICIPATION ADJUSTMENT.

          If in any Purchase Period the number of unsold shares that may be made available for purchase under the Plan pursuant to Section 1 above is insufficient to permit exercise of all rights deemed exercised by all participating employees pursuant to Section 9 above, a participation adjustment will be made, and the number of shares purchasable by all participating employees will be reduced proportionately. Any funds then remaining in a participating employee's account after such exercise will be refunded to the employee.

     15. CHANGES IN ELECTIONS TO PURCHASE.

          (a) A participating employee may, at any time prior to the last day of the Purchase Period, by written notice to the Company, direct the Company to cease payroll deductions (or, if the payment for shares is

                                      1-3
     being made through periodic cash payments, notify the Company that such payments will be terminated), in accordance with the following alternatives:

             (i) The employee's option to purchase shall be reduced to the number of shareswhich may be purchased, as of the last day of the Purchase Period, with the amount then credited to the employee's account; or

             (ii) Withdraw the amount in such employee's account and terminate such employee's option to purchase.

          (b) Any participating employee may increase or decrease his or her payroll deduction or periodic cash payments, to take effect on the first day of the next Offering Period, by delivering to the Company a new form regarding election to participate in the Plan under Section 5 above.

     16. TERMINATION OF EMPLOYMENT.

          In the event a participating employee voluntarily leaves the employ of the Company or a participating Affiliate, otherwise than by retirement under a plan of the Company or a Participating Affiliate, or is terminated by the Company prior to the last day of the Purchase Period, the amount in the employee's account will be distributed and the employee's option to purchase will terminate.

     17. RETIREMENT.


          In the event a participating employee who has an option to purchase shares leaves the employ of the Company or a Participating Affiliate because of retirement under a plan of the Company or a Participating Affiliate the participating employee may elect, within 10 days after the date of such retirement or termination, one of the following alternatives:

             (a) To make up any deficiency in the employee's account resulting from the termination of payroll deductions by an immediate cash payment;

             (b) The employee's option to purchase shall be reduced to the number of shares which may be purchased, as of the last day of the Purchase Period, with the amount then credited to the employee's account; or

             (c) Withdraw the amount in such employee's account and terminate such employee's option to purchase.

          In the event the participating employee does not make an election within the aforesaid 10-day period, he or she will be deemed to have elected subsection 17(c) above.

     18. LAYOFF, AUTHORIZED LEAVE OR ABSENCE OR DISABILITY.

          Payroll deductions for shares for which a participating employee has an option to purchase may be suspended during any period of absence of the employee from work due to lay-off, authorized leave of absence or disability or, if the employee so elects, periodic payments for such shares may continue to be made in cash.

          If such employee returns to active service prior to the last day of the Purchase Period, the employee's payroll deductions will be resumed and if said employee did not make periodic cash payments during the employee's period of absence, the employee shall, by written notice to the Company's Payroll Department within 10 days after the employee's return to active service, but not later than the last day of the Purchase Period, elect:

             (a) To make up any deficiency in the employee's account resulting from a suspension of payroll deductions by an immediate cash payment;

             (b) Not to make up such deficiency, in which event the number of shares to be purchased by the employee shall be reduced to the number of whole shares which may be purchased with the amount, if

                                      1-4
        any, then credited to the employee's account plus the aggregate amount, if any, of all payroll deductions to be made thereafter; or

             (c) Withdraw the amount in the employee's account and terminate the employee's option to purchase.

          A participating employee on lay-off, authorized leave of absence or disability on the last day of the Purchase Period shall deliver written notice to his or her employer on or before the last day of the Purchase

     Period, electing one of the alternatives provided in the foregoing clauses
     (a), (b) and (c) of this Section 18. If any employee fails to deliver such written notice within 10 days after the employee's return to active service or by the last day of the Purchase Period, whichever is earlier, the employee shall be deemed to have elected subsection 18(c).

          If the period of a participating employee's lay-off, authorized leave of absence or disability shall terminate on or before the last day of the Purchase Period, and the employee shall not resume active employment with the Company or a Participating Affiliate, the employee shall receive a distribution in accordance with the provisions of Section 17 of this Plan.

     19. DEATH.

          In the event of the death of a participating employee while the employee's option to purchase shares is in effect, the legal representatives of such employee may, within three months after the employee's death (but no later than the last day of the Purchase Period) by written notice to the Company or Participating Affiliate, elect one of the following alternatives:

             (a) To make up any deficiency in the employee's account resulting from a suspension of payroll deductions by an immediate cash payment;

             (b) The employee's option to purchase shall be reduced to the number of shares which may be purchased, as of the last day of the Purchase Period, with the amount then credited to the employee's account; or

             (c) Withdraw the amount in such employee's account and terminate such employee's option to purchase.

          In the event the legal representatives of such employee fail to deliver such written notice to the Company or Participating Affiliate within the prescribed period, the election to purchase shares shall terminate and the amount, then credited to the employee's account shall be paid to such legal representatives.

     20. TERMINATION OF PARTICIPATION.

          A participating employee will be refunded all moneys in his or her account, and his or her participation in the Plan will be terminated if either (a) the Board elects to terminate the Plan as provided in Section 25 below, or (b) the employee ceases to be eligible to participate in the Plan under Section 4 above. As soon as practicable following termination of an employee's participation in the Plan, the company will deliver to the employee a check representing the amount in the employee's account and a stock certificate representing the number of whole shares held in the employee's account. Once terminated, participation may not be reinstated for the then current Offering Period, but, if otherwise eligible, the employee may elect to participate in any subsequent Offering Period.

     21. ASSIGNMENT.


          No participating employee may assign his or her rights to purchase shares of Common Stock under the Plan, whether voluntarily, by operation of law (except as otherwise provided in Section 19) or otherwise. Any payment of cash or issuance of shares of Common Stock under the Plan may be made only to the participating employee (or, in the event of the employee's death, to the employee's estate). Once a stock certificate has been issued to the employee or for his or her account, such certificate may be assigned the same as any other stock certificate.

                                      1-5

     22. APPLICATION OF FUNDS.

          All funds received or held by the Company under the Plan shall be deposited with the Agent for the account of the participating employees. Participating employees' accounts will not be segregated.

     23. NO RIGHT TO CONTINUED EMPLOYMENT.

          Neither the Plan nor any right to purchase Common Stock under the Plan confers upon any employee any right to continued employment with the Company or any of its Participating Affiliates, nor will an employee's participation in the Plan restrict or interfere in any way with the right of the Company or any of its Participating Affiliates to terminate the employee's employment at any time.

     24. AMENDMENT OF PLAN.

          The Board may, at any time, amend the Plan in any respect (including an increase in the percentage specified in Section 9 above used in calculating the Purchase Price); provided, however, that without approval of the stockholders of the Company no amendment shall be made (a) increasing the number of shares specified in Section 1 above that may be made available for purchase under the Plan (except as provided in Section 26 below), (b) changing the eligibility requirements for participating in the Plan, or (c) impairing the vested rights of participating employees.

     25. EFFECTIVE DATE; TERM AND TERMINATION OF THE PLAN.

          The Plan shall be effective as of the date of adoption by the Board, which date is set forth below, subject to approval of the Plan by a majority of the votes present and entitled to vote at a duly held meeting of the shareholders of the Company at which a quorum representing a majority of all outstanding voting stock is present, either in person or by proxy; provided, however, that upon approval of the Plan by the shareholders of the Company as set forth above, all rights to purchase shares granted under the Plan on or after the effective date shall be fully effective as if the shareholders of the Company had approved the Plan on the effective date. If the shareholders fail to approve the Plan on or before one year after the effective date, the Plan shall terminate, any rights to purchase shares granted hereunder shall be null and void and of no effect and all contributed funds shall be refunded to participating employees. The Board may terminate the Plan at any time and for any reason or for no reason, provided that such termination shall not impair any rights of participating employees that have vested at the time of termination. In any event, the Plan shall, without further action of the Board, terminate ten (10) years after the date of adoption of the Plan by the Board or, if earlier, at such time as all shares of Common Stock that may be made available for purchase under the Plan pursuant to Section 1 above have been issued.

     26. EFFECT OF CHANGES IN CAPITALIZATION.

      (a) Changes in Stock.

          If the number of outstanding shares of Common Stock is increased or decreased or the shares of Common Stock are changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of any recapitalization, reclassification, stock split, reverse split, combination of shares, exchange of shares, stock dividend, or other distribution payable in capital stock, or other increase or decrease in such shares effected without receipt of consideration by the Company occurring after the effective date of the Plan, the number and kinds of shares that may be purchased under the Plan shall be adjusted proportionately and accordingly by the Company. In addition, the number and kind of shares for which rights are outstanding shall be similarly adjusted so that the proportionate interest of a participating employee immediately following such event shall, to the extent practicable, be the same as immediately prior to such event. Any such adjustment in outstanding rights shall not change the aggregate Purchase Price payable by a participating employee with respect to shares subject to such rights, but shall include a corresponding proportionate adjustment in the Purchase Price per share.

                                      1-6

      (b) Reorganization in Which the Company is the Surviving Corporation.

          Subject to Subsection (c) of this Section 26, if the Company shall be the surviving corporation in any reorganization, merger or consolidation of the Company with one or more other corporations, all outstanding rights under the Plan shall pertain to and apply to the securities to which a holder of the number of shares of Common Stock subject to such rights would have been entitled immediately following such reorganization, merger or consolidation, with a corresponding proportionate adjustment of the Purchase Price per share so that the aggregate Purchase Price thereafter shall be the same as the aggregate Purchase Price of the shares subject to such rights immediately prior to such reorganization, merger or consolidation.

      (c) Reorganization in Which the Company is Not the Surviving Corporation or Sale of Assets or Stock.

          Upon any dissolution or liquidation of the Company, or upon a merger, consolidation or reorganization of the Company with one or more other corporations in which the Company is not the surviving corporation, or upon a sale of all or substantially all of the assets of the Company to another corporation, or upon any transaction (including, without limitation, a merger or reorganization in which the Company is the surviving corporation)

     approved by the Board that results in any person or entity owning more than 80 percent of the combined voting power of all classes of stock of the Company, the Plan and all rights outstanding hereunder shall terminate, except to the extent provision is made in writing in connection with such transaction for the continuation of the Plan and/or the assumption of the rights theretofore granted, or for the substitution for such rights of new rights covering the stock of a successor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kinds of shares and exercise prices, in which event the Plan and rights theretofore granted shall continue in the manner and under the terms so provided. In the event of any such termination of the Plan, all current Purchase Periods and Offering Periods shall be deemed to have ended on the last trading day prior to such termination, and in accordance with Section 10 above the rights of each participating employee then outstanding shall be deemed to be automatically exercised on such last trading day. The Board shall send written notice of an event that will result in such a termination to all participating employees not later than the time at which the Company gives notice thereof to its stockholders.

      (d) Adjustments.

          Adjustments under this Section 26 related to stock or securities of the Company shall be made by the Committee, whose determination in that respect shall be final, binding, and conclusive.

      (e) No Limitations on Company.

          The grant of a right pursuant to the Plan shall not affect or limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, consolidate, dissolve or liquidate, or to sell or transfer all or any part of its business or assets.

     27. GOVERNMENTAL REGULATION.

          The Company's obligation to issue, sell and deliver shares of Common Stock pursuant to the Plan is subject to such approval of any governmental authority and any national securities exchange or other market quotation system as may be required in connection with the authorization, issuance or sale of such shares.

     28. STOCKHOLDER RIGHTS.

          Any dividends paid on shares held by the Company for a participating employee's account will be transmitted to the employee. The Company will deliver to each participating employee who purchases shares of Common Stock under the Plan, as promptly as practicable by mail or otherwise, all notices of meetings, proxy statements, proxies and other materials distributed by the Company to its stockholders. Any shares of Common Stock held by the Agent for an employee's account will be voted in accordance with the

                                      1-7
     employee's duly delivered and signed proxy instructions. There will be no charge to participating employees in connection with such notices, proxies and other materials.

     29. RULE 16B-3.

          Transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or any successor provision under the Securities Exchange Act of 1934, as amended. If any provision of the Plan or action by the Board fails to so comply, it shall be deemed null and void to the extent permitted by law and deemed advisable by the Board. Moreover, in the event the Plan does not include a provision required by Rule 16b-3 to be stated herein, such provision (other than one relating to eligibility requirements, or the price and amount of awards) shall be deemed automatically to be incorporated by reference into the Plan.

     30. PAYMENT OF PLAN EXPENSES.

          The Company will bear all costs of administering and carrying out the Plan; provided however, participating employees shall bear all costs incurred subsequent to the issuance of stock certificates pursuant to
     Section 11.

                                    *  *  *

     This Plan was duly adopted and approved by the Board of Directors of the
Company by resolution at a meeting held on the     of           , 199 .

  ------------------------------------------------------------------------------
                                          Secretary of the Company

     This Plan was duly approved by the stockholders of the Company at a meeting
of the stockholders held on the     of           , 199 .

  ------------------------------------------------------------------------------
                                          Secretary of the Company

                                      1-8

                                     PROXY
                          BLC FINANCIAL SERVICES, INC.
                  ANNUAL MEETING OF STOCKHOLDERS--MAY 8, 1998
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby nominates and appoints Peter D. Blanck and Robert F. Tannenhauser, or either one of them, as proxies of the undersigned, with power of substitution to each, to vote all shares of stock of BLC FINANCIAL SERVICES, INC. (the 'Company') which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the offices of Weil, Gotshal & Manges LLP, 25th Floor Conference Center, located at 767 Fifth Avenue, New York, New York, on May 8, 1998 at 11:00 A.M. and at any adjournment or adjournments thereof with authority to vote said stock on the following matters:

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1 THROUGH 5.


    1. The election of three directors of the Company. Robert W. Wien, Robert W. D'Loren and Jerome Alenick.

      / / VOTE FOR all nominees listed above, except vote withheld for the following nominees, if any: or
      / /  VOTE WITHHELD for all nominees.

--------------------------------------------------------------------------------

    2. Adoption of an amendment to the Amended 1995 Management Incentive Plan.

                / /  FOR        / /  AGAINST        / /  ABSTAIN

    3. Approval of the adoption of the 1998 BLC Financial Services, Inc. Employee Stock Purchase Plan.

                / /  FOR        / /  AGAINST        / /  ABSTAIN

                                     (CONTINUED, AND TO BE SIGNED ON OTHER SIDE)

(CONTINUED FROM OTHER SIDE)

    4. Ratification of the appointment of Richard A. Eisner & Company LLP as auditors of the Company for the fiscal year ending on June 30, 1998.

                / /  FOR        / /  AGAINST        / /  ABSTAIN

    5. Upon any matters incidental to the foregoing purposes and to transact such other business as may properly come before the meeting or any adjournment thereof.

                / /  FOR        / /  AGAINST        / /  ABSTAIN

    UNLESS OTHERWISE SPECIFIED ON THIS PROXY, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED 'FOR' PROPOSALS 1-5 ABOVE. DISCRETION WILL BE USED WITH RESPECT TO SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR ADJUOURNMENTS THEREOF.

    NOTE: Please sign and return promptly in the envelope provided. No postage is required if mailed in the United States.

                                                       Date: ____________ , 1998

                                                       -------------------------
                                                              (Signature)

                                                       -------------------------
                                                              (Signature)
                                                       Please sign exactly as
                                                       your name appears. When
                                                       signing as attorney,
                                                       executor, administrator,
                                                       trustee or guardian,

                                                       please set forth your
                                                       full title. If signer is
                                                       a corporation, please
                                                       sign the full corporation
                                                       name by a duly authorized
                                                       officer. Joint
                                                       shareholders should each
                                                       sign.